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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212118

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.250% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share	6,400,000	$25.00	$160,000,000	$19,920

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

P R O S P E C T U S     S U P P L E M E N T
(To Prospectus Dated June 20, 2016)

            6,400,000 Shares

6.250% Series E Cumulative Redeemable Preferred Stock

          Summit Hotel Properties, Inc. is offering 6,400,000 shares of its 6.250% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series E Preferred Stock.

          Dividends on the Series E Preferred Stock will be payable quarterly in arrears on or about the last day of February, May, August and November of each year. The dividend rate is 6.250% per annum of the $25.00 liquidation preference, which is equivalent to $1.5625 per share of Series E Preferred Stock. The first dividend on the Series E Preferred Stock sold in this offering will be paid on November 30, 2017 and will be in the amount of $0.06944 per share.

          Generally, we may not redeem the Series E Preferred Stock until November 13, 2022. On and after November 13, 2022, we may, at our option, redeem the Series E Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which our common stock and the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such common securities) are not listed on the New York Stock Exchange, or the NYSE, the NYSE American LLC, or the NYSE American, or the Nasdaq Stock Market, or Nasdaq, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. To the extent we exercise our redemption right relating to the Series E Preferred Stock, the holders of Series E Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series E Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by the holders of Series E Preferred Stock.

          Upon the occurrence of a Change of Control, as a result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on a successor exchange or quotation system, each holder of Series E Preferred Stock will have the right (subject to our right to redeem the Series E Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series E Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
  3.1686, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

          The Series E Preferred Stock is subject to certain restrictions on ownership designed to, among other things, preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus and "Description of the Series E Preferred Stock—Restrictions on Ownership and Transfer."

          We intend to file an application to list the Series E Preferred Stock on the NYSE under the symbol "INNPrE." Our common stock is traded on the NYSE under the symbol "INN."

          Investing in the Series E Preferred Stock involves risk. See "Risk Factors" beginning on page S-8 of this prospectus supplement and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$25.0000	$160,000,000

Underwriting discounts and commissions	$0.7875	$5,040,000

Proceeds, before expenses, to us	$24.2125	$154,960,000

Joint Book-Running Managers

BofA Merrill Lynch	Baird	Raymond James	RBC Capital Markets

Senior Co-Managers
Deutsche Bank Securities	Jefferies	KeyBanc Capital Markets
Co-Managers
BB&T Capital Markets	Capital One Securities	US Bancorp

The date of this prospectus supplement is November 2, 2017

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and certain other matters relating to us and also adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document, which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        In this prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, the terms: (i) "we," "our," "us," "our company" and the "company" refer to Summit Hotel Properties, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis; and (ii) "our operating partnership" means Summit Hotel OP, LP, a Delaware limited partnership for which one of our wholly owned subsidiaries serves as the general partner. Summit Hotel TRS, Inc., a Delaware corporation, which we refer to in this prospectus supplement as "Summit TRS," is a taxable REIT subsidiary, or TRS, and we refer to Summit TRS and any other TRSs that we may form in the future as "our TRSs." We refer to the wholly owned subsidiaries of our TRSs that lease our hotels from our operating partnership or subsidiaries of our operating partnership as "our TRS lessees."

        All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement and the prospectus it accompanies, as well as any document incorporated by reference in this prospectus supplement and the prospectus it accompanies, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.

        "Residence Inn by Marriott," "Courtyard by Marriott," "SpringHill Suites by Marriott," "Fairfield Inn by Marriott," "AC Hotels by Marriott," "Marriott" and "TownePlace Suites by Marriott" are registered trademarks of Marriott International, Inc. or one of its affiliates. All references to "Marriott" mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Holiday Inn Express," "Holiday Inn," "Hotel Indigo" and "Staybridge Suites" are registered trademarks of Six Continents Hotels, Inc., commonly known as InterContinental Hotels Group, or one of its affiliates. All references to "IHG" mean Six Continents Hotels, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        None of Marriott International, Inc., or Marriott, Intercontinental Hotels Group, or IHG, Hilton Worldwide, Inc., or Hilton, Hyatt Hotels Corporation, or Hyatt, Country Inns & Suites by Carlson, Inc., or Carlson, or Starwood Hotels and Resorts Worldwide, Inc., or Starwood, is responsible for the content of this prospectus supplement and the prospectus it accompanies, or the information incorporated by reference into this prospectus supplement and the prospectus it accompanies, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, Hilton, IHG, Hyatt, Carlson or Starwood is involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by us of the securities covered by this prospectus supplement and the prospectus it accompanies. None of Marriott, Hilton, IHG, Hyatt, Carlson or Starwood has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus supplement and the prospectus it accompanies and the grant of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, Hilton, IHG, Hyatt, Carlson or Starwood has assumed any liability in connection with the offering of securities contemplated by this prospectus supplement and the prospectus it accompanies.

S-i

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "forecast," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

  •
  financing risks, including the risk of leverage and the corresponding risk of default on our existing indebtedness and potential inability to refinance or extend the maturities of our existing indebtedness as well as the risk of default by borrowers to which we lend or provide seller financing;

  •
  global, national, regional and local economic and geopolitical conditions;

  •
  levels of spending for business and leisure travel, as well as consumer confidence;

  •
  adverse changes in, or declining rates of growth with respect to, occupancy, average daily rate, or ADR, and revenue per available room and other hotel operating metrics;

  •
  hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

  •
  financial condition of, and our relationships with, third-party property managers and franchisors;

  •
  the degree and nature of our competition;

  •
  increased interest rates and operating costs;

  •
  increased renovation costs, which may cause actual renovation costs to exceed our current estimates;

  •
  changes in zoning laws and increases in real property taxes;

  •
  risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history or that require substantial amounts of capital improvements for us to earn stabilized economic returns consistent with our expectations at the time of acquisition;

  •
  risks associated with dispositions of hotel properties;

  •
  the nature of our structure and transactions such that our federal and state taxes are complex and there is risk of successful challenges to our tax positions by the Internal Revenue Service or other federal and state taxing authorities;

  •
  the recognition of taxable gains from the sale of hotel properties as a result of the inability to complete certain like-kind exchanges in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended, or the Code;

  •
  availability of and our ability to retain qualified personnel;

  •
  our failure to maintain our qualification as a REIT under the Code;

S-ii

  •
  changes in our business or investment strategy;

  •
  availability, terms and deployment of capital;

  •
  general volatility of the capital markets and the market price of our shares of common stock;

  •
  environmental uncertainties and risks related to natural disasters;

  •
  our ability to recover fully under our existing insurance policies for insurable losses and our ability to maintain adequate or full replacement cost "all-risk" property insurance policies on our properties on commercially reasonable terms;

  •
  the effect of a data breach or significant disruption of hotel operator information technology networks as a result of cyber-attacks beyond insurance coverages or indemnities from service providers; and

  •
  the factors described under the section entitled "Risk Factors" included in this prospectus supplement and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016, or the 2016 Form 10-K.

        These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

        All forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iii

SUMMARY

        This summary description of our company and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider before buying shares of our preferred stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, especially the "Risk Factors" section beginning on page S-8 of this prospectus supplement and in Item 1A of Part I of the 2016 Form 10-K, before making an investment decision.

Our Company

        We are a self-managed hotel investment company focused on owning primarily premium-branded, select-service hotels. At September 30, 2017, our portfolio consisted of 79 hotels with a total of 11,590 guestrooms located in 24 states.

        We were organized as a Maryland corporation on June 30, 2010. We completed our initial public offering and our formation transactions, including the merger of our predecessor into our operating partnership, on February 14, 2011. We elected to be taxed as a REIT for federal income tax purposes beginning with our short taxable year ended December 31, 2011. We own our hotels and conduct substantially all of our business through our operating partnership. We, through a wholly owned subsidiary, are the sole general partner of our operating partnership.

        To qualify as a REIT, we cannot operate or manage our hotels. Instead, we lease our hotels to our TRS lessees, and our operating partnership indirectly owns 100% of the outstanding equity interests in all of our TRS lessees. Our TRS lessees engage third-party hotel management companies to operate and manage our hotels.

        Our principal executive offices are located at 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, and our telephone number is (512) 538-2300. Our website is www.shpreit.com. The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Third Quarter Dividends

        On October 30, 2017, our Board of Directors authorized and we declared cash dividends of $0.17 per share of our common stock, $0.4921875 per share of our 7.875% Series B Cumulative Redeemable Preferred Stock, $0.4453125 per share of our 7.125% Series C Cumulative Redeemable Preferred Stock and $0.403125 per share of our 6.45% Series D Cumulative Redeemable Preferred Stock. These dividends are payable on November 30, 2017 to stockholders of record on November 16, 2017.

 The Offering

Issuer	Summit Hotel Properties, Inc.
Securities offered by us	6,400,000 shares of Series E Preferred Stock. We reserve the right to reopen this series and issue additional shares of Series E Preferred Stock either through public or private sales at any time.
Ranking	The Series E Preferred Stock will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank:

•

senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up ("Junior Stock");

•

on a parity with our 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series B Preferred Stock, our 7.125% Series C Cumulative Redeemable Preferred Stock, or the Series C Preferred Stock, our 6.45% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series D Preferred Stock, and any class or series of our capital stock expressly designated as ranking on a parity with the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up ("Parity Stock"); and

•

junior to any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

For purposes of this prospectus supplement, the term "capital stock" does not include convertible or exchangeable debt securities which rank senior to the Series E Preferred Stock prior to conversion or exchange.

Dividends

Holders of Series E Preferred Stock will be entitled to receive cumulative cash dividends on the Series E Preferred Stock at the rate of 6.250% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.5625 per annum per share. Dividends on the Series E Preferred Stock will be payable quarterly in arrears on or about the last day of February, May, August and November of each year. The first dividend on the Series E Preferred Stock sold in this offering will be paid on November 30, 2017 and will be in the amount of $0.06944 per share.

No maturity

The Series E Preferred Stock has no maturity date, and we are not required to redeem the Series E Preferred Stock. In addition, we are not required to set aside assets to redeem the Series E Preferred Stock. Accordingly, the shares of Series E Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series E Preferred Stock have a conversion right, such holders decide to convert their shares.

Optional redemption

We may not redeem the Series E Preferred Stock prior to November 13, 2022, except as described below under "Special Optional Redemption" and in limited circumstances relating to maintaining our qualification as a REIT. On and after November 13, 2022, we may, at our option, redeem the Series E Preferred Stock, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special optional redemption

In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. To the extent that we exercise our redemption right relating to the Series E Preferred Stock, the holders of Series E Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A "Change of Control" is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion rights

Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right to convert some or all of the Series E Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• 3.1686 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in this prospectus.

If we have provided a redemption notice with respect to some or all of the Series E Preferred Stock, holders of any Series E Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series E Preferred Stock that have been called for redemption, and any Series E Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series E Preferred Stock—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.
Liquidation preference

In the event of our liquidation, dissolution or winding up, the holders of Series E Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our Board of Directors, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment. Holders of Series E Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common stock and any other class or series of Junior Stock.

Voting rights

Holders of Series E Preferred Stock generally will have no voting rights. However, if we do not pay dividends on the Series E Preferred Stock for six quarterly periods, whether or not consecutive, the holders of Series E Preferred Stock, voting together as a single class with the holders of our Parity Stock having similar voting rights, including the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay all dividends which we owe on the Series E Preferred Stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, voting together as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable (currently the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock), is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of Series E Preferred Stock (voting as a separate class) is required to amend our charter (including the articles supplementary designating the Series E Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series E Preferred Stock.

Among other things, we may, without any vote of the holders of Series E Preferred Stock, issue additional shares of Series E Preferred Stock and we may authorize and issue additional shares of any class or series of our Junior Stock or our Parity Stock, including the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

Information rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series E Preferred Stock is outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Proposed NYSE symbol

We intend to file an application to list the Series E Preferred Stock on the NYSE under the symbol "INNPrE." If the application is approved, we expect trading to commence within 30 days after the initial delivery of the Series E Preferred Stock.

Restrictions on ownership and transfer

Our charter, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including the Series E Preferred Stock. These provisions may limit the ability of the holders of Series E Preferred Stock to convert their Series E Preferred Stock into our common stock. Our Board of Directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances. See "Description of the Series E Preferred Stock—Restrictions on Ownership and Transfer" and "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $154.7 million after deducting underwriting discounts and commissions and the estimated expenses of this offering payable by us. We will contribute all of the net proceeds to our operating partnership in exchange for 6,400,000 Series E Preferred Units. The rights, preferences and privileges of the Series E Preferred Units are substantially equivalent to the terms of the Series E Preferred Stock.

Our operating partnership intends to use the net proceeds from this offering to redeem our outstanding Series B Preferred Stock with an aggregate liquidation preference of $75.0 million, plus a sum equal to all accrued and unpaid dividends on the Series B Preferred Stock, up to, but not including, the redemption date. Pending the redemption of the Series B Preferred Stock on or after December 11, 2017, which is generally the date it becomes redeemable by us, we will use the net proceeds from this offering to repay amounts outstanding under our senior unsecured revolving credit facility and for general corporate purposes, which may include, among other things, acquiring hotel properties in accordance with our investment strategy. Subject to market conditions and the approval of our Board of Directors, we may also use any remaining net proceeds to redeem a portion of the Series C Preferred Stock on or after the date it becomes redeemable by us in March 2018.

Tax consequences

Certain federal income tax consequences of purchasing, owning and disposing of the Series E Preferred Stock are summarized in "Material Federal Income Tax Considerations" beginning on page 20 of the accompanying prospectus.

Settlement date	Delivery of the shares will be made against payment therefor on or about November 13, 2017.
Transfer agent	The transfer agent for the Series E Preferred Stock will be Broadridge Financial Solutions, Inc.
Risk factors	Investing in the Series E Preferred Stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and in Item 1A of Part I of the 2016 Form 10-K.

RISK FACTORS

        You should carefully consider the risks described below and the risks described under the heading "Risk Factors" in Item 1A of Part I of the 2016 Form 10-K before making an investment decision. The risks and uncertainties described below and in other documents we have filed with the SEC are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If certain of the risks described in the risk factors incorporated by reference herein actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of the Series E Preferred Stock could decline, and you may lose all or part of your investment.

 Risks Relating to the Series E Preferred Stock and this Offering

The Series E Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

        The Series E Preferred Stock will rank junior to all of our existing and future indebtedness, any classes and series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, and other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our existing debt includes restrictions on our ability to pay dividends to preferred stockholders, and our future debt may include similar restrictions. Our charter currently authorizes the issuance of up to 100,000,000 shares of preferred stock in one or more classes or series. Prior to this offering, we have issued and outstanding 3,000,000 shares of Series B Preferred Stock, 3,400,000 shares of Series C Preferred Stock and 3,000,000 shares of Series D Preferred Stock. Subject to limitations prescribed by Maryland law and our charter, our Board of Directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series E Preferred Stock or additional shares of Parity Stock, including the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, would dilute the interests of the holders of Series E Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series E Preferred Stock. Other than the conversion right afforded to holders of Series E Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading "Description of the Series E Preferred Stock—Conversion Rights," none of the provisions relating to the Series E Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series E Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series E Preferred Stock, so long as the rights of the holders of Series E Preferred Stock are not materially and adversely affected.

The Series E Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series E Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series E Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series E Preferred Stock, which could adversely impact the market price of the Series E Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series E Preferred Stock.

As a holder of Series E Preferred Stock, you will have extremely limited voting rights.

        Your voting rights as a holder of Series E Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of Series E Preferred Stock exist primarily with respect to the ability to elect, together with holders of our Parity Stock having similar voting rights, including holders of Series B Preferred Stock, holders of Series C Preferred Stock and holders of the Series D Preferred Stock, two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series E Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series E Preferred Stock, that materially and adversely affect the rights of the holders of Series E Preferred Stock or create additional classes or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Other than the limited circumstances described in this prospectus supplement, holders of Series E Preferred Stock will not have any voting rights. See "Description of the Series E Preferred Stock—Voting Rights."

Our cash available for dividends may not be sufficient to pay dividends on the Series E Preferred Stock at expected levels, and we cannot assure you of our ability to pay dividends in the future. We may use borrowed funds or funds from other sources to pay dividends, which may adversely impact our operations.

        We intend to pay regular quarterly dividends to our preferred stockholders. Distributions declared by us will be authorized by our Board of Directors in its sole discretion out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, the requirements for qualification as a REIT, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our company and other factors as our Board of Directors may deem relevant from time to time. We may be required to fund distributions from working capital, borrowings under our revolving credit facility, proceeds of this offering or a sale of assets to the extent distributions exceed earnings or cash flows from operations. Funding distributions from working capital would restrict our operations. If we borrow from our revolving credit facility in order to pay distributions, we would be more limited in our ability to execute our strategy of using that revolving credit facility to fund acquisitions or capital improvements. If we are required to sell assets to fund dividends, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund dividends, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay dividends in the future. In addition, some of our distributions may be considered a return of capital for income tax purposes. If we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes to the extent of the holder's adjusted tax basis in their shares. A return of capital is not taxable, but it has the effect of reducing the holder's adjusted tax basis in its investment. If distributions exceed the adjusted tax basis of a holder's shares, they will be treated as gain from the sale or exchange of such stock.

You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series E Preferred Stock may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company

        Upon the occurrence of a Change of Control, holders of Series E Preferred Stock will have the right to convert some or all of their Series E Preferred Stock into our common stock (or equivalent value of alternative consideration). Notwithstanding that we generally may not redeem the Series E Preferred Stock prior to November 13, 2022, we have a special optional redemption right to redeem the Series E Preferred Stock in the event of a Change of Control, and holders of Series E Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See "Description of the Series E Preferred Stock—Conversion Rights" and "Description of the Series E Preferred Stock—Redemption." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of Series E Preferred Stock converted. If the Common Stock Price (as defined in "Description of the Series E Preferred Stock—Conversion Rights") is less than $7.89 (which is approximately 50% of the per-share closing sale price of our common stock on November 1, 2017), subject to adjustment, each holder will receive a maximum of 3.1686 shares of our common stock per share of Series E Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series E Preferred Stock. In addition, those features of the Series E Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series E Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series E Preferred Stock and listing on the NYSE does not guarantee a market for the Series E Preferred Stock.

        The Series E Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series E Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series E Preferred Stock for listing.

        Even if the NYSE approves the Series E Preferred Stock for listing, there is no guarantee the Series E Preferred Stock will remain listed on the NYSE or any other nationally recognized exchange. If the Series E Preferred Stock is delisted from the NYSE or another nationally recognized exchange, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for the Series E Preferred Stock;

  •
  reduced liquidity with respect to the Series E Preferred Stock;

  •
  a determination that the Series E Preferred Stock is "penny stock," which will require brokers trading in the Series E Preferred Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series E Preferred Stock; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

        Moreover, even if the NYSE approves the Series E Preferred Stock for listing, an active trading market on the NYSE for the Series E Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series E Preferred Stock could be materially and adversely affected.

        We have been advised by the underwriters that they intend to make a market in the Series E Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market price and trading volume of the Series E Preferred Stock may fluctuate significantly and be volatile due to numerous circumstances beyond our control

        The Series E Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series E Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series E Preferred Stock for listing. If the NYSE approves the Series E Preferred Stock for listing and if an active trading market does develop on the NYSE, the Series E Preferred Stock may trade at prices lower than the public offering price, and the market price of the Series E Preferred Stock would depend on many factors, including, but not limited to:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

  •
  our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

        The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series E Preferred Stock is the annual yield from distributions on the Series E Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series E Preferred Stock to demand a higher annual yield, which could reduce the market price of the Series E Preferred Stock.

Future offerings of debt securities or shares of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up may adversely affect the market price of the Series E Preferred Stock.

        If we decide to issue debt securities or shares of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable debt securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series E Preferred Stock and may result in dilution to owners of the Series E Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities or shares of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series E Preferred Stock will bear the risk of our future offerings reducing the market price of the Series E Preferred Stock and diluting the value of their stockholdings in us.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $154.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will contribute all of the net proceeds to our operating partnership in exchange for 6,400,000 Series E Preferred Units. The rights, preferences and privileges of the Series E Preferred Units are substantially equivalent to the terms of the Series E Preferred Stock.

        Our operating partnership intends to use the net proceeds from this offering to redeem all of our outstanding Series B Preferred Stock with an aggregate liquidation preference of $75.0 million, plus a sum equal to all accrued and unpaid dividends on the Series B Preferred Stock, up to, but not including, the redemption date. To the extent that the net proceeds from this offering are insufficient to redeem all of our outstanding Series B Preferred Stock, we expect to fund the deficiency with additional borrowings from our senior unsecured revolving credit facility. Pending the redemption of the Series B Preferred Stock on or after December 11, 2017, which is generally the date the shares of Series B Preferred Stock becomes redeemable by us, we will use the net proceeds from this offering to reduce amounts outstanding under our senior unsecured revolving credit facility and for general corporate purposes, which may include, among other things, acquiring hotel properties in accordance with our investment strategy. Subject to market conditions and the approval of our Board of Directors, we may also use any remaining net proceeds to redeem a portion of the Series C Preferred Stock on or after the date it becomes redeemable by us in March 2018. Prior to using any of the net proceeds for redemption of preferred stock or general corporate purposes, we intend to invest the net proceeds in certificates of deposit, interest-bearing short-term investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from the redemption of the Series B Preferred Stock or acquisitions of hotel properties.

        As of November 2, 2017, the weighted-average annual interest rate payable on our senior unsecured revolving credit facility was approximately 2.89% and the principal amount outstanding was approximately $45 million. In general, amounts outstanding on our senior unsecured revolving credit facility must be repaid in full by March 31, 2020.

        Affiliates of certain of the underwriters in this offering, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, are lenders under our credit facility and will receive their pro rata portion of the net proceeds from this offering that are used to repay outstanding borrowings under our revolving credit facility. See "Underwriting."

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	For the Nine Months Ended 9/30/2017	For the Year Ended 12/31/16	For the Year Ended 12/31/2015	For the Year Ended 12/31/2014	For the Year Ended 12/31/2013		For the Year Ended 12/31/2012
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3.27	2.92	3.33	1.11	0.92	(1)	0.46	(2)

(1)
Earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $37.0 million and the total amount of earnings was approximately $34.1 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $2.9 million.

(2)
Earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $21.9 million and the total amount of earnings was approximately $10.1 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $11.8 million.

        The ratio of earnings to combined fixed charges and preferred stock dividends is calculated by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing this ratio, we calculate "earnings" by adding fixed charges and amortization of capitalized interest to income (loss) from continuing operations before income taxes and subtracting capitalized interest and preferred stock dividends, and we calculate "fixed charges" by adding interest on debt, amortization of capitalized financing costs and capitalized interest.

DESCRIPTION OF THE SERIES E PREFERRED STOCK

        The following summary of the material terms and provisions of the Series E Preferred Stock is not complete and is qualified in its entirety by the terms of our charter, including the articles supplementary designating the Series E Preferred Stock, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        We currently are authorized to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series. Each class or series of our preferred stock will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our Board of Directors may determine by adoption of applicable articles supplementary to our charter. As of the date of this prospectus supplement, we have 3,000,000 shares of Series B Preferred Stock, with an aggregate liquidation preference of $75 million, 3,400,000 shares of Series C Preferred Stock, with an aggregate liquidation preference of $85 million, and 3,000,000 shares of Series D Preferred Stock, with an aggregate liquidation preference of $75 million, issued and outstanding. Our Board of Directors may, without notice to or the consent of holders of Series E Preferred Stock, authorize the issuance and sale of additional shares of Series E Preferred Stock and authorize and issue additional shares of Junior Stock or Parity Stock, including the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, from time to time.

        We intend to file an application to list the Series E Preferred Stock on the NYSE under the symbol "INNPrE." If the application is approved, we expect trading to commence within 30 days after the initial delivery of the Series E Preferred Stock.

        The transfer agent, registrar and dividend disbursement agent for the Series E Preferred Stock will be Broadridge Financial Solutions, Inc.

Ranking

        The Series E Preferred Stock will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank senior to our common stock and any other class or series of our Junior Stock, pari passu with the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any other class or series of our Parity Stock and junior to any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Any convertible or exchangeable debt securities that we may issue are not considered to be equity securities for these purposes and the Series E Preferred Stock will rank junior in right of payment to all of our existing and future indebtedness, including any convertible or exchangeable debt securities prior to conversion or exchange into Junior Stock. Any authorization or issuance of shares of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (currently the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock).

Dividends

        Subject to the preferential rights of holders of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights, holders of Series E Preferred Stock will be entitled to receive, when, as and if authorized by our Board of Directors, out of assets legally available for the payment of dividends, cumulative cash dividends at the rate of 6.250% per annum of the $25.00 per share liquidation preference, equivalent to $1.5625 per annum per share of Series E Preferred Stock. Dividends on the Series E Preferred Stock will accrue and be cumulative from (but not including) the original date of issuance of any shares of Series E Preferred Stock and will be payable quarterly in arrears on or about the last day of February, May, August and November of each year. The first dividend on the Series E Preferred Stock sold in this offering will be paid on November 30, 2017 and will be in the amount of $0.06944 per share. Dividends payable on the Series E Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable dividend falls, or such other date as designated by our Board of Directors for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date. No holder of any shares of Series E Preferred Stock is entitled to receive any dividends paid or payable on the Series E Preferred Stock with a dividend payment date before the date such shares of Series E Preferred Stock are issued.

        Our Board of Directors will not authorize, and we will not pay, any dividends on the Series E Preferred Stock or set aside assets for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of assets or provide that the authorization, payment or setting aside of assets is a breach of or a default under that agreement, or if the authorization, payment or setting aside of assets is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our capital stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series E Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series E Preferred Stock.

        Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not we have earnings, whether or not there are assets legally available for the payment of dividends, whether or not dividends are authorized or declared and whether or not the restrictions referred to above exist. Accrued but unpaid dividends on the Series E Preferred Stock will not bear interest, and the holders of Series E Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series E Preferred Stock, including any capital gain dividends, will be credited to the previously accrued and unpaid dividends on the Series E Preferred Stock. We will credit any dividend made on the Series E Preferred Stock first to the earliest accrued and unpaid dividend due.

        Except as provided in the paragraph immediately below, we will not declare or pay any dividends, or set aside any assets for the payment of dividends, on our Junior Stock or our Parity Stock, or redeem or otherwise acquire our Junior Stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of our Junior Stock) or our Parity Stock unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series E Preferred Stock for all past dividend periods, except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our Junior Stock or pursuant to an exchange offer made on the same terms to all holders of Series E Preferred Stock and all holders of our Parity Stock. This restriction will not limit our redemption or other acquisition of shares of our common stock made for purposes of and in compliance with any incentive, benefit or stock purchase plan of ours or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter in order to preserve our status as a REIT.

        If we do not declare and either pay or set aside for payment the full cumulative dividends on the Series E Preferred Stock and our Parity Stock, the amount which we have declared will be allocated pro rata to the Series E Preferred Stock and our Parity Stock so that the amount declared per share is proportionate to the accrued and unpaid dividends on those shares.

Liquidation Rights

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before we distribute any assets to holders of our Junior Stock the holders of Series E Preferred Stock will be entitled to be paid, or have us declare and set apart for payment, out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our Board of Directors, of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of the payment. Holders of Series E Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our Junior Stock. The rights of holders of Series E Preferred Stock to receive their liquidation preference would be subject to the preferential rights of the holders of shares of any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to rights upon our liquidation, dissolution or winding up we may issue in the future. Written notice will be given to each holder of Series E Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate, convert or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series E Preferred Stock and our Parity Stock, then we will distribute our assets to the holders of Series E Preferred Stock and the holders of our Parity Stock ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Generally

        We may not redeem the Series E Preferred Stock prior to November 13, 2022, except as described below under "—Special Optional Redemption" and "—Restrictions on Ownership and Transfer." On and after November 13, 2022, upon no fewer than 30 days' nor more than 60 days' written notice, we may, at our option, redeem the Series E Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

        We will give notice of redemption by mail to each holder of record of Series E Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series E Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing the shares of Series E Preferred Stock to be redeemed are to be surrendered for payment;

  •
  the procedures for surrendering non-certificated shares for payment; and

  •
  that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the Series E Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series E Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series E Preferred Stock to be redeemed on a pro rata basis or by lot.

        If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series E Preferred Stock called for redemption, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares of Series E Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date.

        The holders of shares of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series E Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series E Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series E Preferred Stock to be redeemed.

        The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under "—Restrictions on Ownership and Transfer" below and in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series E Preferred Stock will be subject to the restrictions on ownership and transfer in Article VII of our charter.

        Subject to applicable law, we may purchase shares of Series E Preferred Stock in the open market, by tender or by private agreement. Any shares of Series E Preferred Stock that we reacquire will return to the status of authorized but unissued shares.

Special Optional Redemption

        In the event of a Change of Control, we may, at our option, redeem the Series E Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise our special optional redemption right by providing a notice of redemption with respect to some or all of the Series E Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Stock will not be permitted to exercise the conversion right described below under "—Conversion Rights" in respect of their shares called for redemption.

        We will mail to you, if you are a record holder of shares of the Series E Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series E Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing the shares of Series E Preferred Stock to be redeemed are to be surrendered for payment;

  •
  the procedures for surrendering non-certificated shares for payment;

  •
  that the shares of Series E Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

  •
  that the holders of shares of Series E Preferred Stock to which the notice relates will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and each share of Series E Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

  •
  that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the shares of Series E Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series E Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series E Preferred Stock to be redeemed on a pro rata basis or by lot.

        If we have given a notice of redemption and have paid or set apart sufficient assets for the redemption in trust for the benefit of the holders of shares of Series E Preferred Stock called for redemption, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares of Series E Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date.

        The holders of Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series E Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series E Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock to be redeemed.

        A "Change of Control" is when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock will have the right (subject to our right to redeem the Series E Preferred Stock in whole or in part, as described under "—Redemption," prior to the Change of Control Conversion Date) to convert some or all of the shares of Series E Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series E Preferred Stock (the "Common Stock Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a share of Series E Preferred Stock dividend payment and prior to the corresponding Series E Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

  •
  3.1686 (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a dividend of our common stock), subdivisions or combinations (in each case, a "Stock Split") with respect to our common stock. The adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, (a) the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and (b) the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 20,279,040 shares (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of shares of Series E Preferred Stock in subsequent offerings, if any.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of shares of Series E Preferred Stock will receive upon conversion of such shares of Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series E Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series E Preferred Stock. Instead, we will pay the cash value of such fractional shares.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

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  the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series E Preferred Stock, holders will not be able to convert shares of Series E Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Stock.

        To exercise the Change of Control Conversion Right, a holder of Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing shares of Series E Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

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  the number or percentage of shares of Series E Preferred Stock to be converted; and

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  that the shares of Series E Preferred Stock are to be converted pursuant to the applicable provisions of the Series E Preferred Stock.

        The "Change of Control Conversion Date" is the date the shares of Series E Preferred Stock are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Stock.

        The "Common Stock Price" will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash; and (ii) the average of the closing prices for shares of our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of our common stock is other than solely cash.

        Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series E Preferred Stock;

  •
  if certificated shares of Series E Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and

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  the number of shares of Series E Preferred Stock, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the shares of Series E Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company ("DTC").

        Shares of Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series E Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series E Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series E Preferred Stock, holders of any Series E Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion right in respect of any of their shares that have been called for redemption, and such shares of Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series E Preferred Stock into shares of our common stock.

        Notwithstanding any other provision of the Series E Preferred Stock, no holder of shares of Series E Preferred Stock will be entitled to convert such shares of Series E Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series E Preferred Stock, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer," below.

        These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series E Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company."

        Except as provided above in connection with a Change of Control, the shares of Series E Preferred Stock are not convertible into or exchangeable for any other securities or property.

Voting Rights

        Holders of Series E Preferred Stock generally will have no voting rights, except as set forth below.

        Whenever dividends on the Series E Preferred Stock are in arrears for six quarterly periods, whether or not consecutive (a "Preferred Dividend Default"), the number of directors then constituting our Board of Directors will be increased by two (if not already increased by reason of similar arrearage with respect to any Parity Stock upon which like voting rights have been conferred and are exercisable) and holders of Series E Preferred Stock, voting together as a single class with the holders of any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable (currently the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock), will be entitled to vote for the election of two additional directors to serve on our Board of Directors (the "Preferred Stock Directors") at a special meeting called by the holders of at least 33% of the outstanding shares of Series E Preferred Stock or the holders of at least 33% of outstanding shares of any such other class or series of our Parity Stock if the request is received 90 or more days before the next annual meeting of stockholders, or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all dividends accumulated on the Series E Preferred Stock for the past dividend periods and the then-current dividend period have been paid or declared and set aside for payment in full. The Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of the Series E Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) in the election to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors' right to hold the office terminates as described below, whichever occurs earlier.

        If and when all accumulated dividends in arrears for all past dividend periods and dividends for the then-current dividend period on the Series E Preferred Stock shall have been paid in full or a sum sufficient for the payment is set aside, the holders of Series E Preferred Stock will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears and the dividends for the then-current dividend period have been paid in full or set aside for payment in full on all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will immediately terminate. Any Preferred Stock Director may be removed at any time, but only for cause (as defined in our charter), by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding shares of Series E Preferred Stock when they have the voting rights described above (voting together as a single class with the holders of all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding shares of Series E Preferred Stock when they have the voting rights described above and the holders of all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

        So long as any Series E Preferred Stock remains outstanding, we will not:

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  authorize or create, or increase the authorized or issued amount of, any class or series of our capital stock expressly designated as ranking senior to the Series E Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, without the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series E Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, currently the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, voting together as a single class; or

  •
  amend, alter or repeal the provisions of our charter (including the articles supplementary establishing the Series E Preferred Stock), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock at the time (voting as a separate class).

        Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, conversion or a sale or lease of all of our assets as an entirety, so long as shares of Series E Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of Series E Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock with rights, preferences, privileges and voting powers substantially the same as those of the Series E Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of Series E Preferred Stock. In addition, any increase in the amount of authorized Series E Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of our Parity Stock or our Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred Stock.

        In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series E Preferred Stock.

        In any matter in which the holders of Series E Preferred Stock are entitled to vote separately as a single class, each share of Series E Preferred Stock will be entitled to one vote. If the holders of Series E Preferred Stock and any other class or series of our Parity Stock, including the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, are entitled to vote together as a single class on any matter, the Series E Preferred Stock and the shares of the other class or series of our Parity Stock will have one vote for each $25.00 of liquidation preference. The holders of Series E Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the rights, preferences, privileges or voting powers, as expressly set forth in the charter of only the Series E Preferred Stock.

Information Rights

        During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series E Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the

Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

        For information regarding restrictions on ownership and transfer of the Series E Preferred Stock, see "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

        The articles supplementary for the Series E Preferred Stock will provide that the ownership limitation described in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus applies to ownership of shares of Series E Preferred Stock as a separate class pursuant to Article VII of our charter, under which shares of Series E Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board of Directors may, in its sole discretion, exempt a person from the ownership limit, as described in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

        Ownership limits also apply to shares of our common stock. See "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus. Notwithstanding any other provision of the Series E Preferred Stock, no holder of shares of the Series E Preferred Stock will be entitled to convert any shares of Series E Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter or in the articles supplementary for the Series E Preferred Stock.

Preemptive Rights

        No holders of Series E Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for our common stock or any other security of our company.

Book-Entry Procedures

        DTC will act as securities depositary for the Series E Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

        Title to book-entry interests in the Series E Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series E Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series E Preferred Stock.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase shares of the Series E Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the shares of Series E Preferred Stock on DTC's records. You, as the actual owner of the shares of Series E Preferred Stock, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts shares of Series E Preferred Stock are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the shares of Series E Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the shares of Series E Preferred Stock will be sent to Cede & Co. If less than all of the shares of Series E Preferred Stock are being redeemed, DTC will reduce each Direct Participant's holdings of shares of Series E Preferred Stock in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series E Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Series E Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends and distributions on the shares of Series E Preferred Stock will be made directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Series E Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series E Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series E Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series E Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Series E Preferred Stock will be made in immediately available funds. Secondary market trading among DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement among us, our operating partnership, and the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, Raymond James & Associates, Inc. and RBC Capital Markets, LLC are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the respective number of shares of Series E Preferred Stock shown opposite their names below:

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,456,000
Robert W. Baird & Co. Incorporated	1,232,000
Raymond James & Associates, Inc.	1,232,000
RBC Capital Markets, LLC	1,232,000
Deutsche Bank Securities Inc.	320,000
Jefferies LLC	320,000
KeyBanc Capital Markets Inc.	320,000
BB&T Capital Markets, a division of BB&T Securities, LLC	96,000
Capital One Securities, Inc.	96,000
U.S. Bancorp Investments, Inc.	96,000

Total	6,400,000

        The underwriters have agreed, severally and not jointly, to purchase all of the shares of Series E Preferred Stock sold under the underwriting agreement if any of those shares are purchased.

        The underwriters are offering the Series E Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel and other conditions such as the receipt by the underwriters of officers' certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have agreed to indemnify the underwriters and the directors, officers, employees, agents and affiliates of each underwriter and each person who controls any underwriter against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the Series E Preferred Stock to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share to other dealers. After the initial offering, the public offering price and other selling terms may be changed.

        The following table shows the per share and total public offering price, underwriting discount and proceeds before expenses to us.

	Per Share	Total
Public offering price	$25.0000	$160,000,000
Underwriting discount	$0.7875	$5,040,000
Proceeds, before expenses, to us	$24.2125	$154,960,000

        The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $250,000 and are payable by us.

Extended Settlement

        We expect that delivery of the Series E Preferred Stock will be made to investors on or about November 13, 2017, which will be the seventh business day following November 2, 2017 (such settlement being referred to as "T+7"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series E Preferred Stock on November 2, 2017 or the next four succeeding business days will be required, by virtue of the fact that the Series E Preferred Stock initially will settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series E Preferred Stock who wish to trade the Series E Preferred Stock on November 2, 2017 or the next four succeeding business days should consult their advisors.

No Sales of Series E Preferred Stock

        We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives on behalf of the underwriters, issue, offer, pledge, sell, contract to sell, or otherwise dispose of any shares of the Series E Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series E Preferred Stock or any securities convertible into or exercisable or exchangeable for Series E Preferred Stock or shares of preferred stock ranking on par with or senior to the Series E Preferred Stock; enter into any swap or other arrangement that transfers any of the economic consequences of ownership of the Series E Preferred Stock or such parity or senior preferred stock; file any registration statement relating to the offering of any shares of Series E Preferred Stock or any shares of preferred stock ranking on par with or senior to the Series E Preferred Stock; or publicly announce an intention to effect any such transaction.

New York Stock Exchange Listing

        No market currently exists for the Series E Preferred Stock. We will file an application to list the Series E Preferred Stock on the NYSE under the symbol "INNPrE." If listing is approved, we expect trading to commence within 30 days after the initial delivery of the Series E Preferred Stock. The underwriters have advised us that they intend to make a market in the Series E Preferred Stock before commencement of trading on the NYSE. They will have no obligation to make a market in the Series E Preferred Stock, however, and may cease market making activities, if commenced, at any time.

Price Stabilization and Short Positions

        Until the distribution of the Series E Preferred Stock is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the Series E Preferred Stock. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series E Preferred Stock, such as purchases that peg, fix or maintain that price.

        If the underwriters create a short position in the Series E Preferred Stock in connection with this offering, i.e., if they sell more shares of Series E Preferred Stock than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Series E Preferred Stock in the open market. Purchases of Series E Preferred Stock that stabilize the per share price or reduce a short position may cause the price of the Series E Preferred Stock to be higher than it might be in the absence of those purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series E Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Affiliates of certain of the underwriters in this offering, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and RBC Capital Markets, LLC, are lenders under our credit facility and will receive their pro rata portion of the net proceeds from this offering that are used to repay outstanding borrowings under our senior unsecured revolving credit facility.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series E Preferred Stock offered hereby. Any such short positions could adversely affect future trading prices of the Series E Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of Series E Preferred Stock offered by this prospectus. Hunton & Williams LLP and Clifford Chance US LLP may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

        The consolidated financial statements of Summit Hotel Properties, Inc. appearing in Summit Hotel Properties, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Summit Hotel Properties, Inc.'s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the website maintained by the SEC at www.sec.gov. You can also inspect copies of our public filings at the offices of the NYSE. For further information about obtaining copies of our public filings from the NYSE, please call (212) 656-5060.

        We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 3, 2017, August 2, 2017 and October 30, 2017, respectively;

  •
  the information in our Definitive Proxy Statement for our 2017 annual meeting of stockholders, filed with the SEC on April 5, 2017 and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 13, 2017, January 18, 2017, March 10, 2016, April 4, 2017, May 15, 2017, May 19, 2017, May 25, 2017, July 10, 2017 and October 2, 2017;

  •
  the description of our Common Stock included in our Registration Statement on Form 8-A, filed with the SEC on February 7, 2011;

  •
  the description of our Series B Preferred Stock included in our Registration Statement on Form 8-A, filed with the SEC on December 7, 2012;

  •
  the description of our Series C Preferred Stock included in our Registration Statement on Form 8-A, filed with the SEC on March 19, 2013; and

  •
  the description of our Series D Preferred Stock included in our Registration Statement on Form 8-A, filed with the SEC on June 24, 2016.

        We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement and the accompanying prospectus relate or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing at: Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, Attention: Investor Relations.

        Our website is www.shpreit.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Common Stock
Preferred Stock
Warrants
Units

        Summit Hotel Properties, Inc. may offer, issue and sell, from time to time, in one or more series or classes, the securities described in this prospectus. The securities may be offered separately or together in any combination and as separate series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement before deciding to invest in these securities.

        We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement.

        Our capital stock is subject to certain restrictions on ownership designed, among other purposes, to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer," "Description of Warrants" and "Description of Units."

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "INN." Our 9.25% Series A Cumulative Redeemable Preferred Stock, or our Series A Preferred Stock, is listed on the NYSE under the symbol "INNPrA," our 7.875% Series B Cumulative Redeemable Preferred Stock, or our Series B Preferred Stock, is listed on the NYSE under the symbol "INNPrB," and our 7.125% Series C Cumulative Redeemable Preferred Stock, or our Series C Preferred Stock, is listed on the NYSE under the symbol "INNPrC."

        Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2016

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or any accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We are offering to sell only the securities described in this prospectus and any accompanying prospectus supplement only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document containing the incorporated information. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        Except where the context suggests otherwise, the terms "we," "our," "us," "our company" and the "company" refer to Summit Hotel Properties, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis, and "our operating partnership" means Summit Hotel OP, LP, a Delaware limited partnership for which one of our wholly owned subsidiaries serves as the general partner. Summit Hotel TRS, Inc., a Delaware corporation, which we refer to in this prospectus as "Summit TRS," is a taxable REIT subsidiary, or TRS, and we refer to Summit TRS and any other TRSs that we may form in the future as "our TRSs." We refer to our TRSs, the wholly owned subsidiaries of our TRSs and the one majority owned subsidiary of Summit TRS that lease our hotels from our operating partnership or subsidiaries of our operating partnership as "our TRS lessees."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference into this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference into this prospectus the following documents we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016;

  •
  our Current Reports on Form 8-K filed with the SEC on January 4, 2016, January 20, 2016, February 16, 2016, March 14, 2016, May 25, 2016, May 26, 2016 and June 20, 2016;

  •
  our Current Report on Form 8-K/A filed with the SEC on January 4, 2016;

  •
  the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on February 7, 2011;

  •
  the description of our 9.25% Series A Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on October 24, 2011;

  •
  the description of our 7.875% Series B Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on December 7, 2012;

  •
  the description of our 7.125% Series C Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on March 19, 2013; and

  •
  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, TX 78738, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is www.sec.gov. Copies of these documents may be available on our website at www.shpreit.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "forecast," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negatives of these terms or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

  •
  financing risks, including the risk of leverage and the corresponding risk of default on our existing indebtedness and potential inability to refinance or extend the maturity of our existing indebtedness as well as the risk of default by borrowers to which we lend or provide seller financing;

  •
  national, regional and local economic conditions;

  •
  levels of spending in the business, travel and leisure industries, as well as consumer confidence;

  •
  adverse changes in, or declining rates of growth with respect to, occupancy, average daily rate and revenue per available room and other hotel operating metrics;

  •
  hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

  •
  financial condition of, and our relationships with, third-party property managers and franchisors;

  •
  the degree and nature of our competition;

  •
  increased interest rates and operating costs;

  •
  increased renovation costs, which may cause actual renovation costs to exceed our current estimates;

  •
  changes in zoning laws and increases in real property taxes;

  •
  risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired with limited or no operating history or that require substantial amounts of capital improvements for us to earn stabilized economic returns consistent with our expectations at the time of acquisition, and risks associated with dispositions of hotel properties, including our ability to successfully complete the sale of hotel properties currently under contract to be sold, including the risk that the purchaser may not have access to the capital needed to complete the sale;

  •
  the recognition of taxable gains from the sale of hotel properties as a result of the inability to complete certain like-kind exchanges in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended, or the Code;

  •
  availability of and our ability to retain qualified personnel;

  •
  our failure to maintain our qualification as a REIT under the Code;

  •
  changes in our business or investment strategy;

  •
  availability, terms and deployment of capital;

  •
  general volatility of the capital markets and the market price of our shares of common stock;

  •
  environmental uncertainties and risks related to natural disasters;

  •
  changes in real estate and zoning laws and increases in real property tax rates; and

  •
  the factors referenced or incorporated by reference in this prospectus and any prospectus supplement, as well as the factors described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

        These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

        All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CERTAIN TRADEMARKS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAINS REGISTERED TRADEMARKS THAT ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS, WHICH ARE COMPANIES OTHER THAN US, INCLUDING, BUT NOT LIMITED TO THE FOLLOWING OWNERS: MARRIOTT INTERNATIONAL, INC., OR MARRIOTT; HILTON WORLDWIDE, INC., OR HILTON; INTERCONTINENTAL HOTELS GROUP, OR IHG; HYATT CORPORATION, OR HYATT; COUNTRY INNS & SUITES BY CARLSON, INC., OR CARLSON; AND STARWOOD HOTELS AND RESORTS WORLDWIDE, INC., OR STARWOOD. NONE OF THESE TRADEMARK OWNERS, THEIR PARENTS, SUBSIDIARIES OR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, STOCKHOLDERS, OWNERS, AGENTS OR EMPLOYEES IS AN ISSUER OR UNDERWRITER OF THE SECURITIES COVERED BY THIS PROSPECTUS, PLAYS (OR WILL PLAY) ANY ROLE IN THE OFFER OR SALE OF OUR SECURITIES OR HAS ANY RESPONSIBILITY FOR THE CREATION OR CONTENTS OF THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. IN ADDITION, NONE OF THE TRADEMARK OWNERS HAS OR WILL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER ARISING OUT OF OR RELATED TO THE OFFER OR SALE OF THE SECURITIES COVERED BY THIS PROSPECTUS, INCLUDING ANY LIABILITY OR RESPONSIBILITY FOR ANY FINANCIAL STATEMENTS, PROJECTIONS OR OTHER FINANCIAL INFORMATION OR OTHER INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR OTHERWISE DISSEMINATED IN CONNECTION WITH THE OFFER OR SALE OF THE SECURITIES COVERED BY THIS PROSPECTUS. YOU MUST UNDERSTAND THAT YOUR SOLE RECOURSE FOR ANY ALLEGED OR ACTUAL IMPROPRIETY RELATING TO THE OFFER AND SALE OF THE SECURITIES COVERED BY THIS PROSPECTUS AND THE

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OPERATION OF OUR BUSINESS WILL BE AGAINST US AND IN NO EVENT MAY YOU SEEK TO IMPOSE LIABILITY ARISING FROM OR RELATED TO SUCH ACTIVITY, DIRECTLY OR INDIRECTLY, UPON ANY OF THE TRADEMARK OWNERS.

        WE ARE PARTY TO A LICENSE AGREEMENT WITH THE SHERATON LLC THAT ENABLES A THIRD-PARTY HOTEL MANAGEMENT COMPANY ENGAGED BY US TO OPERATE A HOTEL USING THE TRADEMARK "FOUR POINTS™." NEITHER THE SHERATON LLC NOR ANY OF ITS AFFILIATES OWN THE HOTEL, IS A PARTICIPANT IN THIS OFFERING, OR HAS PROVIDED OR REVIEWED, OR IS RESPONSIBLE FOR, ANY DISCLOSURES OR OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

SUMMIT HOTEL PROPERTIES, INC.

        We are a self-managed hotel investment company organized to continue and expand the hotel investment business of our predecessor, Summit Hotel Properties, LLC. We focus on acquiring and owning premium-branded select-service hotel properties in the upper midscale and upscale segments of the U.S. lodging industry. As of June 17, 2016, we owned 80 hotels with a total of 10,716 guestrooms located in 23 states.

        We were organized as a Maryland corporation on June 30, 2010. We completed our initial public offering, or IPO, and our formation transactions, including the merger of our predecessor into our operating partnership, on February 14, 2011. We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011. We own our hotels and conduct substantially all of our business through our operating partnership. We, through a wholly owned subsidiary, are the sole general partner of our operating partnership. As of March 31, 2016, we owned approximately 99% of the issued and outstanding common units of partnership interest of our operating partnership, including the sole general partnership interest held by the general partner, all of the issued and outstanding 9.25% Series A Cumulative Redeemable Preferred Units of our operating partnership, all of the issued and outstanding 7.875% Series B Cumulative Redeemable Preferred Units of our operating partnership and all of the issued and outstanding 7.125% Series C Cumulative Redeemable Preferred Units of our operating partnership.

        To qualify as a REIT, we cannot operate or manage our hotels. Instead, other than with respect to one hotel that is owned by a wholly owned subsidiary of Summit TRS, we lease our hotels to our TRS lessees, which are wholly owned indirect subsidiaries of our operating partnership. Our TRS lessees engage third-party hotel management companies to operate and manage our hotels.

        Our principal executive offices are located at 12600 Hill Country Boulevard, Suite R-100, Austin, TX 78738, and our telephone number is (512) 538-2300. Our website is www.shpreit.com. The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

        Before purchasing any securities offered by this prospectus you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC and incorporated by reference into this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Summit Hotel Properties, Inc.									Summit Hotel Properties, LLC (our predecessor)
	For the Three Months Ended 3/31/2016	For the Year Ended 12/31/2015	For the Year Ended 12/31/2014	For the Year Ended 12/31/2013		For the Year Ended 12/31/2012		For the Period 2/14/11 through 12/31/2011		For the Period 1/1/11 through 2/13/2011
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	4.97	3.33	1.11	0.92	(1)	0.46	(2)	0.48	(3)	(0.27)	(4)

(1)
Earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $37.0 million and the total amount of earnings was approximately $34.1 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $2.9 million.

(2)
Earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $21.9 million and the total amount of earnings was approximately $10.1 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $11.8 million.

(3)
Earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $11.6 million and the total amount of earnings was approximately $5.6 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $6.0 million.

(4)
Earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $3.5 million and the total amount of earnings was approximately ($0.9) million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $4.5 million.

        The ratio of earnings to combined fixed charges and preferred stock dividends is calculated by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing this ratio, we calculate "earnings" by adding fixed charges and amortization of capitalized interest to income (loss) from continuing operations before income taxes and subtracting capitalized interest and preferred stock dividends, and we calculate "fixed charges" by adding interest on debt, amortization of capitalized financing costs and capitalized interest. No preferred stock dividends were paid prior to the issuance of our Series A Preferred Stock on October 28, 2011.

USE OF PROCEEDS

        Except as may be set forth in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference into this prospectus, we will use the net proceeds from sales of securities for general corporate purposes, including the acquisition of hotels, the repayment of indebtedness, making capital improvements to our hotels and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

 DESCRIPTION OF COMMON AND PREFERRED STOCK

        The following summary of our capital stock is qualified in its entirety by reference to Maryland law our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share, of which 2,300,000 shares have been classified as our Series A Preferred Stock, 3,000,000 shares have been classified as our Series B Preferred Stock, and 3,400,000 shares have been classified as our Series C Preferred Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

        As of June 17, 2016, there were 87,276,225 shares of our common stock issued and outstanding, 2,000,000 shares of our Series A Preferred Stock issued and outstanding, 3,000,000 shares of our Series B Preferred Stock issued and outstanding and 3,400,000 shares of our Series C Preferred Stock issued and outstanding.

Common Stock

        Any shares of our common stock issuable pursuant to this prospectus will be duly authorized, validly issued, fully paid and nonassessable shares. Subject to the preferential rights of any other class or series of our stock, including our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

        Holders of shares of our common stock have no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Our board of directors has adopted a policy pursuant to which at any meeting of stockholders at which members of the board of directors are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election must submit to our board of directors a written offer to resign from our board of directors no later than two weeks after the certification of the voting results. The Nominating and Corporate Governance Committee of our board of directors will consider any such resignation offer and, within 60 days after the certification of the voting results, recommend to our board of directors whether to accept or reject the resignation offer. Our board of directors will act on the committee's recommendation, which will not be binding, no later than 90 days after the certification of the voting results.

        Our common stock is traded on the NYSE under the symbol "INN." The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Preferred Stock

        Our charter authorizes our board of directors to authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred stock of that class or series, including:

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  distribution rights;

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  conversion rights;

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  voting rights;

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  redemption rights and terms of redemptions; and

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  liquidation preferences.

        The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and non-assessable, and holders of preferred stock will not have any preemptive rights.

        The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.

        The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of each class or series of preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:

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  the designation and par value of the preferred stock;

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  the voting rights, if any, of the preferred stock;

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  the number of shares of preferred stock offered, the liquidation preference per share of preferred stock and the offering price of the preferred stock;

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  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will cumulate;

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  the procedures for any auction and remarketing for the preferred stock, if applicable;

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  the provision for a sinking fund, if any, for the preferred stock;

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  the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

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  the provision for, and any restriction on, repurchase, if applicable, of the preferred stock;

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  the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

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  the terms under which the rights of the preferred stock may be modified, if applicable;

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  the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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  any listing of the preferred stock on any securities exchange;

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  if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;

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  information with respect to book-entry procedures, if applicable;

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  in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and

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  any additional rights, preferences, privileges or restrictions of the preferred stock.

        In addition to any other class or series of preferred stock that we may offer, issue or sell pursuant to this prospectus and any accompanying prospectus supplement, we have previously issued shares of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. We may reopen these series and issue additional shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. Our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock rank senior to our common stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our company. In addition to other preferential rights, each holder of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, plus any accrued and unpaid distributions thereon, before the holders of our common stock receive any distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company. Furthermore, we are generally restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on our common stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of our common stock unless full cumulative distributions on our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.

        Our Series A Preferred Stock is traded on the NYSE under the symbol "INNPrA," our Series B Preferred Stock is traded on the NYSE under the symbol "INNPrB" and our Series C Preferred Stock is traded under the symbol "INNPrC." The transfer agent and registrar for our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is Wells Fargo Bank, N.A.

Power to Reclassify and Issue Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series of our stock, our board of directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series of our stock. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of the NYSE or any other stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common and Preferred Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our board of directors believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the stock ownership limit.

        Our charter also prohibits any person from:

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  subject to certain exceptions, beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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  subject to certain exceptions, transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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  subject to certain exceptions, beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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  beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as an "eligible independent contractor" under the REIT rules.

        Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an exempted holder percentage limit for that person. The person seeking an exemption or to have established or increased an exempted holder percentage limit must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person or establish or increase an exempted holder percentage limit if taking such action would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

        In connection with exempting a person from certain of the limits described above or establishing or increasing an exempted holder percentage limit or at any other time, our board of directors may from time to time increase or decrease the stock ownership limit for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock. A reduced ownership limit will not apply to any person whose percentage ownership of our stock is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person's percentage ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of shares of our stock will violate the decreased ownership limit.

        Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        Shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person that is a beneficial or constructive owner of shares of our stock and each person (including the stockholders of record) who is holding shares of our stock for a beneficial or constructive owner will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance with the ownership limit.

        The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.

        The warrant agent will act solely for us in connection with the warrants and will not act for or on behalf of any warrant holders.

        The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:

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  the title of the warrants;

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  the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

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  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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  the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  any listing of warrants on any securities exchange;

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  if appropriate, a discussion of any material federal income tax considerations applicable to the warrants; and

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  any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of our common stock or shares of our preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock or shares of our preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

        Each warrant will entitle the holder to purchase for cash such number of shares of our common stock or shares of our preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

        Additionally, in order to enable us to preserve our status as a REIT, our capital stock is subject to certain restrictions on ownership and transfer, as described in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer." These ownership limitations will also apply to ownership of any warrants we offer. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more shares of our common stock, shares of our preferred stock, warrants or any combination of such securities. These units may be issuable as, and for a specified period of time may be transferrable only as, a single security, rather than as the separate constituent securities comprising such units.

        The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

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  the terms of the units and of any of the shares of our common stock, shares of our preferred stock or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  the terms of any unit agreement governing the units;

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  if appropriate, a discussion of any material federal income tax considerations applicable to the units; and

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  the provisions for the payment, settlement, transfer or exchange of the units.

        Additionally, in order to enable us to preserve our status as a REIT, our capital stock is subject to certain restrictions on ownership and transfer, as described in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer." These ownership limitations will also apply to ownership of any units we offer. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws is qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be increased or decreased by a majority of our entire board of directors, but may not be less than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

        Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock may elect all of our directors. Our board of directors has adopted a policy pursuant to which at any meeting of stockholders at which members of the board of directors are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will submit to our board of directors a written offer to resign from our board of directors no later than two weeks after the certification of the voting results. The Nominating and Corporate Governance Committee of our board of directors will consider any such resignation offer and, within 60 days after the certification of the voting results, recommend to our board of directors whether to accept or reject the resignation offer. Our board of directors will act on the committee's recommendation, which will not be binding, no later than 90 days after the certification of the voting results.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person who beneficially (other than the corporation or any subsidiary) owns 10% or more of the voting power of the corporation's outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

        As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

        The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

  •
  the corporation's board of directors will be divided into three classes;

  •
  the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

  •
  the number of directors may be fixed only by vote of the directors;

  •
  a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

        We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Our charter prohibits us from electing to be subject to each of the other provisions of Subtitle 8. The prohibition to elect to be subject to the other provisions of Subtitle 8 may not be repealed unless a proposal to repeal such prohibition with respect to any section of Subtitle 8 is approved by the affirmative vote of at least a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of our directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, which removal must be for cause, (2) vest in our board of directors the exclusive power to fix the number of directors, by vote of a majority of the entire board and (3) require, unless called by our chairman, our president and chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is not currently classified.

Meetings of Stockholders

        Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Amendments to Our Charter and Bylaws

        Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Certain amendments to our charter, whether by merger or consolidation or otherwise, that would materially and adversely affect the terms of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock must in certain instances be approved by the holders of the outstanding shares of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, entitled to cast at least two-thirds of the votes entitled to be cast on the matter, voting as a separate class.

        Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our operating assets are held by our subsidiaries, and these subsidiaries may be able to merger or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

        Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution

        Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

  •
  supermajority vote and cause requirements for removal of directors;

  •
  requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

  •
  provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

  •
  the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

  •
  the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

  •
  the restrictions on ownership and transfer of our stock; and

  •
  advance notice requirements for director nominations and stockholder proposals.

        Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed or modified or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Directors' and Officers' Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

  •
  any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals, partnerships and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Stockholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies, or RICs, and REITs;

  •
  trusts and estates;

  •
  holders who receive our securities through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code; and

  •
  persons holding our securities through a partnership or similar pass-through entity.

        This summary assumes that holders of our securities hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

        We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the holders of its securities. These laws are highly technical and complex.

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2011 through December 31, 2015, and our organization and current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2016 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure or after a default on a lease of the property ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (A) the amount we actually distributed plus (B) retained amounts on which corporate-level tax was paid by us.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period (or, for assets acquired between January 1, 2015 and August 7, 2016, the 5-year period) after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

        A REIT is a corporation, trust or association that meets each of the following requirements:

  1.
  It is managed by one or more directors or trustees.

  2.
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

  9.
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2012 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set apart or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

        Our charter provides restrictions regarding the transfer and ownership of our stock. See "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer." We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a limited liability company that has a single owner for federal income tax purposes, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share of the assets of a partnership for purposes of the 10% value test (see "—Asset Tests") is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an "eligible independent contractor" (as defined below under "—Gross Income Tests—Rents from Real Property") to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

        We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as dividend income to the extent of the TRS's current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

        A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We currently have one TRS, Summit TRS, whose wholly owned subsidiaries are the lessees of our hotel properties, other than one hotel, which is owned by a wholly owned subsidiary of Summit TRS. To reduce the risk of incurring a prohibited transaction tax, we may conduct certain selective sales of our properties through one of our TRSs.

Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property, or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets;

  •
  income and gain from foreclosure property; and

  •
  income derived from the temporary investment in stock and debt investments purchased with the proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Although a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a "real estate asset" for the asset tests for taxable years beginning after December 31, 2015, the interest income and gain from the sale of such debt instrument is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both of the gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain" below. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

  •
  Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS and the property is a "qualified lodging facility," such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS (such operator, an "eligible independent contractor"). See "—Requirements for Qualification—Taxable REIT Subsidiaries."

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than services provided to tenants through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. However, we need not provide services through an "independent contractor" or a TRS, but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. See "—Requirements for Qualification—Taxable REIT Subsidiaries."

        Other than with respect to one of our hotel properties, which is owned by a wholly owned subsidiary of Summit TRS, our TRS lessees lease from our operating partnership and its subsidiaries the land (or leasehold interest), buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

  •
  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

        In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:

  •
  our operating partnership and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

  •
  the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

  •
  the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

  •
  the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

  •
  the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

  •
  in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

  •
  the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee's use, management, maintenance or repair of the hotels;

  •
  the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

  •
  the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

  •
  each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

  •
  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        We expect that the leases we enter into in the future with our TRS lessees will have similar features.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under "—Failure to Satisfy Gross Income Tests."

        As described above, in order for the rent that we receive to constitute "rents from real property," several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages:

  •
  are fixed at the time the percentage leases are entered into;

  •
  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

  •
  conform with normal business practice.

        More generally, percentage rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

        We must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a "related party tenant"), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Other than with respect to one hotel that is owned by a wholly owned subsidiary of Summit TRS, we anticipate that all of our hotels will be leased to TRS lessees. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our stock, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See "—Requirements for Qualification—Taxable REIT Subsidiaries."

        Other than with respect to one hotel property that is owned by a wholly owned subsidiary of Summit TRS and operated by Courtyard Management Corporation, an eligible independent contractor, on its behalf, our TRS lessees lease our hotel properties, which we believe constitute qualified lodging facilities. Our TRS lessees engaged third-party managers to operate our hotels on behalf of the TRS lessees. We believe that each of those third-party hotel managers qualifies as an "eligible independent contractor." Our TRS lessees may engage other hotel managers in the future. Our TRS lessees will only engage hotel managers that qualify as "eligible independent contractors."

        The rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the TRS lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other nonqualifying income, does not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT qualification.

        We generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an "independent contractor" or TRS but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.

        If a portion of the rent that we receive from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property." In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges do not qualify as "rents from real property," they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        We have invested in mortgage debt and may invest in mortgage debt in the future. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as "significant" for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the

95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, for taxable years beginning after December 31, 2015, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the gross income and asset tests.

        We have also selectively invested in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically will not meet all of the requirements for reliance on this safe harbor. We have invested, and intend to continue to invest in, mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

        Other Income.    In connection with a terminated contract for the sale of a hotel portfolio, we were entitled under the related sales contract to receive, and did receive, a forfeited deposit made by the prospective purchaser as compensation for the termination of the sale. The treatment of a termination payment of this type for purposes of the 95% gross income test is not entirely clear. The IRS has issued private letter rulings to other taxpayers addressing similar payments received by REITs as a form of damages indicating that such income will be ignored for purposes of the REIT gross income tests. There are also revenue rulings reaching the same conclusion in the context of RICs, which Congress and the IRS have indicated are analogous to REITs. Based on these rulings, we have taken the position that the termination payment should be ignored for purposes of the 95% gross income test. We believe we also have reasonable cause for this position based on the private letter rulings, the published rulings in the RIC area and the common practice of forfeitable deposits in real estate transactions. There can be no assurance, however, that the IRS would not challenge our treatment of the termination payment for purposes of the 95% gross income test, or that a court would not uphold such assertion. Furthermore, private letter rulings are not binding on the IRS, except with respect to the taxpayer that receives the ruling. If such challenge by the IRS was successfully asserted, we could fail to satisfy the 95% gross income test, and would have to comply with certain relief provisions under the federal income tax laws to maintain our REIT qualification as discussed below under "—Failure to Qualify."

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years;

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (v) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a TRS.

        We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future. Although we will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, certain of our past dispositions have not qualified for that safe harbor. Moreover, we cannot assure you that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business" in the future. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. To reduce the risk of incurring a prohibited transaction tax, we may conduct certain selective sales of our properties through a TRS.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, with respect to taxable years beginning after December 31, 2015, a TRS.

        Hedging Transactions.    From time to time, we or our operating partnership have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means any of (i) any transaction entered into in the normal course of our or our operating partnership's trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (iii) any transaction entered into after December 31, 2015 to "offset" a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We believe we have structured our hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    We may have gross income that fails to constitute qualifying income for purposes of one or both of the gross income tests. Taking into account our anticipated sources of non-qualifying income, however, we expect that our aggregate gross income will allow us to continue to satisfy the 75% and 95% gross income tests applicable to REITs. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

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  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables, money market funds and, in certain circumstances, foreign currencies;

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  U.S. government securities;

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  interests in real property, including leaseholds, options to acquire real property and leaseholds and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as "rents from real property";

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  interests in mortgage loans secured by real property or real property and personal property if the fair value of such personal property does not exceed 15% of the total fair market value of such property;

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  stock in other REITs and debt instruments issued by "publicly offered REITs"; and

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities, or the 10% vote test or the 10% value test, respectively.

        Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by "publicly offered REIT" to the extent such debt instruments are not secured by real property or interests in real property.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include stock in another REIT, debt of "publicly offered REITs," equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT that is not a "publicly offered REIT," except that for purposes of the 10% value test, the term "securities" does not include:

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  "straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1.0 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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  any loan to an individual or an estate;

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  any "section 467 rental agreement," other than an agreement with a related party tenant;

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  any obligation to pay "rents from real property";

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  certain securities issued by governmental entities;

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  any security issued by a REIT;

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  any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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  any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        As described above, we have selectively invested, and may invest from time to time, in mortgage debt and mezzanine loans. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

        Although our mezzanine loans typically will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65, we intend to treat our investments in mezzanine loans as real estate assets. We have invested, and intend to continue to invest, in mezzanine loans in a manner that we believe will enable us to continue to satisfy the asset and gross income test requirements. However, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets.

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or

$10.0 million) and (ii) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        Further, with respect to our 2014 and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been "preferential dividends." A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in our charter. However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to "publicly offered REITs." Thus, so long as we continue to qualify as a "publicly offered REIT," the preferential dividend rule will not apply to our 2015 and subsequent taxable years.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of

January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

        We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure no longer applies. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on "qualified dividend income." Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a beneficial owner of shares of our capital stock that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

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  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds shares of our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our capital stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our capital stock by the partnership.

        As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Our dividends will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see "—Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend with respect to the relevant distribution. Certain individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's stock. Instead, the distribution will reduce the adjusted basis of such shares of stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted tax basis in his or her stock as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

        A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S.

stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Preferred Stock

        Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder's basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Preferred Stock

        A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Stockholders on the Disposition of Capital Stock"). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the U.S. stockholder's interest in our stock, (ii) results in a "complete termination" of the U.S. stockholder's interest in all of our classes of stock or (iii) is "not essentially equivalent to a dividend" with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in "—Taxation of Taxable U.S. Stockholders." In that case, a U.S. stockholder's adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder's remaining share holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. stockholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder's basis in all its shares of stock of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. stockholder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Certain individuals, estates or trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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  either:

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  one pension trust owns more than 25% of the value of our stock; or

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  a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a beneficial owner of our capital stock that is not a U.S. stockholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our capital stock, including any reporting requirements.

Distributions

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        However, if a class of our capital stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of capital stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) the non-U.S. stockholder did not own more than 10% of that class of capital stock at any time during the one-year period preceding the distribution or (ii) the non-U.S. stockholder was treated as a "qualified shareholder" or "qualified foreign pension fund" as described below. As a result, non-U.S. stockholders holding 10% or less of the applicable class of our capital stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are regularly traded on an established securities market in the United States. If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of the applicable class of capital stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of shares of our capital stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire that capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S.

stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Dispositions

        Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are and will continue to be a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to that class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of that class of our capital stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

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  that class of our capital stock is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

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  the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of our capital stock at all times during a specified testing period.

        As noted above, we believe our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are regularly traded on an established securities market.

        If the gain on the sale of our shares of capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Dispositions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. stockholder that is a corporation. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Conversion of Preferred Stock

        The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a USRPI. Even if our preferred stock constitutes a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder's common stock received over such non-U.S. stockholder's adjusted tax basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

        Non-U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. stockholder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock

        For a discussion of the treatment of a redemption of preferred stock, see "—Taxation of U.S. Stockholders on a Redemption of Preferred Stock."

Qualified Shareholders

        Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        In addition, a sale of our capital stock by a "qualified shareholder" who holds such stock directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding on a sale of our capital stock.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation" if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

        Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a "qualified foreign pension fund") who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a "qualified foreign pension fund" that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding

        Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our capital stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018, on proceeds from the sale of our capital stock received by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding, Stock Held Offshore

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        Under FATCA, whether or not non-U.S. stockholders are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. stockholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018, on proceeds from the sale of our capital stock received by U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

        Substantially all of our investments are owned indirectly through our operating partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        Hunton & Williams LLP is of the opinion that our operating partnership will be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. Investors should be aware, however, that advice of counsel is not binding upon the IRS, or any court. Therefore, no assurances can be given that our operating partnership will be treated as a partnership for federal income tax purposes. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. There is a risk that the IRS may contend that the right of a holder of common units in our operating partnership to redeem the units for cash or, at our election, our common stock could cause the common units to be considered readily tradable on the substantial equivalent of a secondary market. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exception"), interests in a partnership will not be treated as readily tradable on a secondary market or a substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. Pursuant to another safe harbor (the "limited trading exception"), interests in a partnership will not be treated as readily traded on a secondary market or a substantial equivalent thereof if the sum of the percentage interests in the partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, excluding certain "private transfers" and transfers made under certain redemption or repurchase agreements.

        For tax purposes, our operating partnership is treated as a continuation of our predecessor, which merged into our operating partnership in connection with our initial public offering, or IPO. We believe our predecessor qualified for the limited trading exception in each of its prior taxable years, but did not qualify for the 90% passive income exception because its income primarily arose from the active business of operating hotels. For its 2011 taxable year, we believe that our operating partnership qualified for the limited trading exception unless the IRS successfully contends that the payment of certain accrued and unpaid priority distributions on our predecessor's Class A and Class A-1 membership interests in connection with the formation transactions related to our IPO is recharacterized as a "disguised sale" for federal income tax purposes. Although we have been advised by counsel that the payment of the accrued and unpaid priority returns in connection with the formation transactions should not be a "disguised sale," no assurance can be given that the IRS will not successfully challenge that position, in which case we would not satisfy the limited trading exceptions. If treated as a publicly traded partnership, our operating partnership would not have qualified for the 90% passive income exception during its 2011 taxable year because of the active hotel business income our predecessor earned in 2011 prior to the closing of our IPO. However, during our operating partnership's 2011 taxable year, no common unit holder was eligible to redeem common units for cash or, at our election, our common stock. Accordingly, even if our operating partnership did not qualify for the limited trading exception, we believe that our operating partnership was not treated as a publicly traded partnership during its 2011 taxable year because interests in our operating partnership were not readily tradable on a secondary market or the substantial equivalent thereof. Because we believe that neither our predecessor nor our operating partnership has been classified as a publicly traded partnership in prior taxable years, we believe that the 90% passive income exception will be available, if necessary, to prevent our operating partnership from being taxed as a corporation should it be classified as a publicly traded partnership. We believe that our operating partnership has had, and will have, sufficient qualifying rental income to satisfy the 90% passive income exception and may qualify for the limited trading exception in certain years. We expect that any other Partnership that we form in the future will qualify for the private placement exception.

        We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT unless we qualified for certain relief provisions, because the value of our ownership interest in our operating partnership exceeds 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in our operating partnership's status for federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Distribution Requirements." Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for federal income tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership's taxable income.

Income Taxation of Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years after December 31, 2017, however, the tax liability for adjustments to a Partnership's tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Our Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to our operating partnership in exchange for common or preferred units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership's existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership's adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

        The contribution of the cash proceeds of our IPO and other stock offerings to our operating partnership created book-tax differences, and our contribution of the proceeds of any future offering to our operating partnership may also create a book-tax difference. Furthermore, our operating partnership may admit partners in the future in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences and our operating partnership succeeded to the book-tax differences with respect to properties contributed to our predecessor. Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, our operating partnership's existing tax basis in our initial properties at the time we contributed the cash proceeds of the IPO and the carryover basis in the hands of our operating partnership of properties contributed in the future could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our properties were to have a tax basis equal to their fair market value at the time of the contribution of cash or property. We have decided to use the remedial method prescribed in Treasury Regulation 1.704-3(d) to account for book-tax differences caused by the contribution of the cash proceeds of our stock offerings to our operating partnership or the future acquisition of properties by our operating partnership.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to our operating partnership;

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  increased by our allocable share of our operating partnership's income and our allocable share of indebtedness of our operating partnership; and

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  reduced, but not below zero, by our allocable share of our operating partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

        If the allocation of our distributive share of our operating partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership's distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to Our Operating Partnership.    Our operating partnership's tax basis in our initial properties was generally not affected by the formation transactions and our IPO. However, if the IRS successfully contends that the payment of certain accrued and unpaid priority returns on our predecessor's Class A and Class A-1 membership interests in connection with the formation transactions is recharacterized as a "disguised sale" for federal income tax purposes, our basis in our operating partnership's assets may be adjusted to account for the difference between the deemed purchase price of the interests we are treated as having acquired in the "disguised sale" and the proportionate share of our operating partnership's basis in the assets that is attributable to such interests. Such adjustments will only affect tax allocations made to us. To the extent that our operating partnership acquires hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions that are attributable either to (i) properties held by our operating partnership at the time we contributed the cash proceeds of our stock offerings to our operating partnership in exchange for units (except to the extent of the portion of the properties attributable to membership interests in our predecessor that we are treated as having acquired with the cash proceeds of our IPO) or (ii) properties contributed to our operating partnership in the future in exchange for common units. Those special allocations could result in our receiving a disproportionate share of such deductions.

Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution, subject to certain adjustments. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the

Partnership. Similar allocation rules apply with respect to the built-in gain attributable to the difference between the fair market value of our hotel properties at the closing of our IPO and our predecessor's adjusted tax basis in those properties.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Gross Income Tests." We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

        We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  through agents to the public or to investors;

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  to underwriters or dealers for resale to the public or to investors;

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  directly to agents;

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  in "at-the-market" offerings, within the meaning of Rule 415 of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  directly to investors;

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  through a combination of any of these methods of sale; or

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  in any manner, as provided in the accompanying prospectus supplement.

        We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        Subject to maintaining our qualification as a REIT, we may also enter into hedging transactions. For example, we may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

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  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

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  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

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  the name or names of any agents or underwriters;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

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  the terms of the securities offered;

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  any over-allotment options under which underwriters or agents may purchase or place additional securities;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

        We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common stock on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act, with respect to any sales effected through an "at-the-market" offering.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Institutional Purchasers

        We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.

Underwriting Compensation

        Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a "conflict of interest" (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Trading Markets and Listing of Securities

        Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities covered by this prospectus will be a new issue with no established trading market, other than our common stock, our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, each of which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        Certain matters of Maryland law, including the validity of the securities covered by this prospectus, will be passed upon for us by Venable LLP. Certain tax matters will be passed upon for us by Hunton & Williams LLP.

EXPERTS

        The consolidated financial statements of Summit Hotel Properties, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The audited historical financial statements of the Noble Portfolio included in the Current Report on Form 8-K/A of Summit Hotel Properties, Inc. dated January 4, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

6,400,000 Shares

6.250% Series E Cumulative Redeemable Preferred Stock

Prospectus Supplement

November 2, 2017

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